UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Hidden Ridge Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 26, 2023, Pioneer Natural Resources Company (the “Company”) entered into a Second Amendment (the “Amendment”) to its Credit Agreement among the Company, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, the “Credit Agreement”). The Amendment, among other things, changes the benchmark interest rate under the Credit Agreement from LIBOR to Term SOFR (based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York), subject to certain credit spread adjustments specified in the Credit Agreement. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment (including the copy of the Credit Agreement, as amended, attached thereto), which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Name	Description

10.1(a)	Second Amendment dated as of May 26, 2023, to the Credit Agreement dated October 24, 2018, among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents, and certain other agents and lenders.

104(a)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(a) filed hrewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Christopher L. Washburn
Christopher L. Washburn,
Vice President and Chief Accounting Officer

Dated: May 31, 2023